Exhibit 99.1

Uranium Resources, Inc. Reports $8.2 Million in Cash for Third Quarter 2009

Company focused on cash preservation, restoration activities, maintenance of strategic assets, community relations in New Mexico, and opportunities to employ core competencies and strategic relationships to drive growth

LEWISVILLE, Texas--(BUSINESS WIRE)--November 9, 2009--Uranium Resources, Inc. (NASDAQ: URRE) (URI), announced today its financial results for the 2009 third quarter, which ended September 30, 2009. Due to the decline in uranium prices, the Company began winding down its production operations in the latter half of 2008 and finished production from its last two operating wells at Kingsville Dome in June 2009. Revenue for the 2009 third quarter of $1.4 million was for 29,800 pounds of uranium sold in the quarter that was produced in the prior quarter. Revenue in the third quarter of 2008 was $4.0 million. The net loss for the third quarter of 2009 was $2.5 million, or $0.04 per diluted share, compared with a net loss of $14.1 million, or $0.25 per diluted share, in the 2008 quarter. Last year’s third quarter loss included a $10.9 million impairment charge based on the determination that the carrying value of the Company’s uranium properties exceeded their fair market value.

Preservation of Capital and Defining Direction

Cash at the end of the 2009 third quarter was $8.2 million compared with $9.3 million at the end of the trailing second quarter and $12.0 million at the end of 2008.

Don Ewigleben, President and Chief Executive Officer of Uranium Resources, commented, “Since joining URI, I have evaluated our operations, resource base and management team and believe that there are additional ways in which we can improve efficiencies to reduce costs while maintaining the Company’s potential for growth. For the balance of 2009 and 2010, we currently are projecting an average use of approximately $500,000 of cash per month. Importantly, we are delving into all aspects of the costs of our business to include property leases and holding costs. We will expend funds where needed, but there could be opportunities to tighten up our portfolio. We will continue the restoration operations in Texas which substantiate the environmental soundness of in-situ recovery (ISR). We continue to reach out to the local communities, State and local governments and the Navajo Nation in New Mexico to address legacy issues while continuing education efforts on today’s modern uranium mining.”

He added, “However, beyond our core operations, there is greater intrinsic value in the assets of URI that we believe should be recognized for our shareholders. This includes the operational experience we have in ISR and conventional mining operations, as well as restoration processes. Our expertise enables us to look beyond these assets to find means to generate revenue to include expanding our asset base both within and outside of Texas and New Mexico, partnering with larger mining companies that have undeveloped uranium or with junior mining companies that do not have the level of proficiency that we have, as well as providing our restoration expertise to those that require the capability or lack the experience.”

Third Quarter 2009 Uranium Sales and Inventory Adjustments

During the quarter, URI sold 29,800 pounds of uranium at an average sales price per pound of $47.21 from inventory produced in the prior quarter. In last year’s third quarter, URI sold 66,300 pounds of uranium at an average sales price per pound of $60.71.

URI did not produce any uranium during the third quarter of 2009. However, positive inventory adjustments made in the third quarter of 2009 from the assaying of prior Kingsville Dome and Rosita shipments amounted to 6,600 pounds. The 2008 third quarter total production of 62,700 pounds included 45,200 pounds produced at Kingsville Dome, 9,800 pounds from Vasquez and 7,700 pounds from Rosita. Operating costs reported in the third quarter of 2009 included stand-by, care and maintenance spending. Such costs did not contribute to the per-pound cost of production attributable to the pounds of uranium sold from inventory in the quarter. Production costs for last year’s third quarter, which include operating expenses and depreciation, depletion and amortization (DD&A), were $68.52 per pound.

As of the end of the third quarter of 2009, the Company has sold substantially its entire uranium inventory.

Cash Management Update and Outlook

The Company used $1.0 million cash in operations during the third quarter of 2009, above the $0.6 million used in operations in the trailing second quarter of 2009. The increase was primarily related to the cost of restoration and reclamation activities associated with the shutting-in of the Company’s wellfields in South Texas. Estimated annual expenditures associated with restoration are $1.3 million. Cash used in operations in the 2008 third quarter, when the Company began to scale back operations in light of the unfavorable uranium pricing environment, was $1.7 million.

General and administrative expenses for the quarter were $2.0 million, compared with $1.6 million in the trailing second quarter of 2009 and $2.0 million in last year’s third quarter. The increase compared with the trailing second quarter was related to higher stock compensation expense from the issuance and modification of stock-based awards and an increase in legal costs associated with the September 2009 termination of the acquisition of certain assets of NZ Uranium offset by a reduction in consulting fees and office and travel expenses during the quarter as part of the Company’s ongoing cash conservation program.

Update on Tenth Circuit Court of Appeals En Banc Review

On August 25, 2009, the Company announced that the United States Court of Appeals for the Tenth Circuit had approved its June 1, 2009 petition for an en banc review of the court’s April 17, 2009 ruling that URI’s Section 8 property in Churchrock, New Mexico, is Indian Country and, therefore, subject to the jurisdiction of the U.S. Environmental Protection Agency (USEPA) for the issuance of an Underground Injection Permit (UIC). Previously, the State of New Mexico Environmental Department had issued a UIC permit to the company for in-situ recovery (ISR) mining of the Churchrock property.

URI filed a supplemental brief regarding the jurisdictional issues on October 8, 2009. The USEPA and the Navajo Nation may respond by November 19, 2009. If they do respond, URI has the option to file a reply brief by December 11, 2009. The court anticipates oral arguments will be held during the week of January 11, 2010.

Nine-Month Review

Revenue for the first nine months of 2009 was $4.6 million, down from $16.4 million during the same period in 2008. URI sold 94,000 pounds of uranium at an average selling price of $49.11 during the current nine-month period compared with 246,800 pounds at an average selling price of $66.28 during the comparable period of 2008. The average cost of pounds sold in the first nine months of 2009 was $36.24, compared with $47.86 in the same period of 2008. The lower costs per pound reflect lower depreciation and depletion rates attributable to the impairment charges related to our uranium properties.

Uranium produced in the first nine months of this year was 58,500 pounds compared with 259,600 pounds of uranium produced in the first nine months of 2008. During the 2009 nine-month period, URI’s Kingsville Dome facility produced 55,600 pounds of uranium. The production of 2,200 pounds and 700 pounds from Vasquez and Rosita, respectively, were generated from the assay adjustments for previous shipments made in 2008. The 2008 production included 218,100 pounds from Kingsville Dome, 33,800 pounds from Vasquez and 7,700 pounds from Rosita. Production costs for the nine-month periods of 2009 and 2008 were $37.48 and $50.04, respectively.

The net loss for the nine months ended September 30, 2009 was $6.3 million, or $0.11 per diluted share, compared with a net loss of $19.0 million, or $0.35 per diluted share, in last year’s nine-month period. The improvement in net loss for the 2009 nine-month period was driven by a $2.8 million reduction in general and administrative expenses, largely in salaries and benefits, consulting fees, and office and travel expenses, reflecting the Company’s cash conservation program and a reduction in stock compensation expense. In addition, the 2008 period included a $1.4 million write-off of acquisition costs and an $11.2 million charge for the impairment of the Company’s uranium assets, offset by the related decrease in depreciation and amortization expenses, associated with the write-down of uranium assets to fair value related to last year’s significant decline in the price of uranium.

Outlook

Mr. Ewigleben concluded, “We believe that at current levels of operations we have sufficient cash to preserve our assets over the next year. However, our strategy will be to develop a stronger, more flexible company poised to take advantage of the inevitable return of higher uranium prices and one that is less dependent upon overcoming legal and regulatory challenges for success. Although this effort will take time, we are being aggressive in our pursuit of this new strategic plan.”

Teleconference and Webcast

The Company is hosting a teleconference and webcast today at 1:30 p.m. ET. During the teleconference, Don Ewigleben, President and Chief Executive Officer, will review the financial and operating results for the third quarter of 2009 and discuss URI’s operations and corporate outlook. A question-and-answer session will follow.

The URI teleconference can be accessed in the following ways:

  The live webcast can be found at www.uraniumresources.com. Participants should go to the Web site 10 - 15 minutes prior to the scheduled conference in order to register and download any necessary audio software.
  The teleconference can be accessed by dialling 1-201-689-8562 approximately 10 minutes prior to the call.

To listen to the archived call:

  The archived webcast will be accessible at www.uraniumresources.com. A transcript will also be posted, once available.
  A replay can also be heard by calling 1-201-612-7415 and entering the account number 3055 and reference ID number 334936. The telephonic replay will be available from 4:30 p.m. ET the day of the teleconference until 11:59 p.m. on Monday, November 16, 2009.

About Uranium Resources, Inc.

Uranium Resources Inc. explores for, develops and mines uranium. Since its incorporation in 1977, URI has produced over 8 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas where the Company currently has ISR mining projects. URI also has 183,000 acres of uranium mineral holdings, 101.4 million pounds of in-place mineralized uranium material in New Mexico and an NRC license to produce up to 3 million pounds of uranium. The Company acquired these properties over the past 20 years along with an extensive information database of historic mining logs and analysis.

URI’s strategy is to fully exploit its resource base in New Mexico and Texas, expand its asset base both within and outside of Texas and New Mexico, partner with larger mining companies that have undeveloped uranium or with junior mining companies that do not have the level of miming experience of URI, as well as provide restoration expertise to those that require the capability or lack the proficiency.

Uranium Resources routinely posts news and other information about the Company on its Web site at www.uraniumresources.com.

Safe Harbor Statement This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company’s mineralized uranium materials, timing of receipt of mining permits, production capacity of mining operations planned for properties in South Texas and New Mexico, planned dates for commencement of production at such properties, revenue, cash generation, consumption of cash and profits are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the spot price and long-term contract price of uranium, weather conditions, operating conditions at the Company’s mining projects, government regulation of the mining industry and the nuclear power industry, world-wide uranium supply and demand, availability of capital, timely receipt of mining and other permits from regulatory agents and other factors which are more fully described in the Company’s documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

URANIUM RESOURCES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)

	September 30, 2009	December 31, 2008
	(Unaudited)
Current assets:
Cash and cash equivalents	$8,154,230	$12,041,592
Receivables, net	364,238	40,360
Uranium inventory	770	1,213,927
Prepaid and other current assets	214,134	513,489
Total current assets	8,733,372	13,809,368

Property, plant and equipment, at cost:
Uranium properties	83,578,718	85,095,067
Other property, plant and equipment	894,235	898,933
Less-accumulated depreciation, depletion and impairment	(63,994,322)	(63,215,677)
Net property, plant and equipment	20,478,631	22,778,323

Long-term investment:
Certificates of deposit, restricted	6,757,541	6,636,715
	$35,969,544	$43,224,406

	September 30, 2009	December 31, 2008
	(Unaudited)
Current liabilities:
Accounts and short term notes payable	$869,464	$1,169,293
Current portion of restoration reserve	1,249,008	1,660,422
Royalties and commissions payable	786,117	719,542
Accrued interest and other accrued liabilities	401,816	607,975
Current portion of capital leases	124,035	158,068
Total current liabilities	3,430,440	4,315,300

Other long-term liabilities and deferred credits	5,633,170	6,531,378

Long term capital leases, less current portion	231,663	320,108
Long-term debt, less current portion	450,000	450,000
Commitments and contingencies
Shareholders’ equity:
Common stock, $.001 par value, shares authorized: 200,000,000; shares issued and outstanding (net of treasury shares): 2009—56,731,337; 2008—55,955,549	56,769	55,994
Paid-in capital	147,478,789	146,518,753
Accumulated deficit	(121,301,869)	(114,957,709)
Less: Treasury stock (38,125 shares), at cost	(9,418)	(9,418)
Total shareholders’ equity	26,224,271	31,607,620
	$35,969,544	$43,224,406

URANIUM RESOURCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenue:
Uranium sales	$1,406,782	$4,024,558	$4,616,145	$16,354,497
Total revenue	1,406,782	4,024,558	4,616,145	16,354,497
Costs and expenses:
Cost of uranium sales
Royalties and commissions	143,319	368,880	448,971	1,505,637
Operating expenses	886,313	1,751,642	2,519,015	5,689,674
Accretion/amortization of restoration reserve	(3,818)	203,876	254,390	588,504
Depreciation and depletion	474,207	1,874,281	887,470	6,119,106
Impairment of uranium properties	400,231	10,935,498	1,815,220	11,231,615
Exploration expenses	34,929	961,717	39,752	1,220,056
Total cost of uranium sales	1,935,181	16,095,894	5,964,818	26,354,592
Earnings (loss) from operations before corporate expenses	(528,399)	(12,071,336)	(1,348,673)	(10,000,095)

Corporate expenses:
General and administrative	1,989,331	2,041,836	5,009,593	7,831,654
Write-off of target acquisition costs	—	—	—	1,437,410
Depreciation	35,792	39,204	107,680	110,251
Total corporate expenses	2,025,123	2,081,040	5,117,273	9,379,315
Loss from operations	(2,553,522)	(14,152,376)	(6,465,946)	(19,379,410)

Other income (expense):
Interest expense	(10,119)	(13,663)	(31,722)	(31,480)
Interest and other income, net	39,053	149,685	153,508	447,741

Net loss	$(2,524,588)	$(14,016,354)	$(6,344,160)	$(18,963,149)

Net loss per common share:
Basic	$(0.04)	$(0.25)	$(0.11)	$(0.35)
Diluted	$(0.04)	$(0.25)	$(0.11)	$(0.35)

Weighted average common shares and common equivalent shares per share data:
Basic	56,453,076	55,818,343	56,267,755	54,050,106
Diluted	56,453,076	55,818,343	56,267,755	54,050,106

The accompanying notes to financial statements are an integral part of these consolidated statements.

URANIUM RESOURCES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2009	2008
Net loss	$(6,344,160)	$(18,963,149)
Reconciliation of net loss to cash provided by (used in) in operations:
Accretion/amortization of restoration reserve	254,390	588,504
Depreciation and depletion	995,150	6,229,357
Impairment of uranium properties	1,815,220	11,231,615
Decrease in restoration and reclamation accrual	(1,487,541)	(497,554)
Stock compensation expense	960,811	1,846,990
Write-off of target acquisition costs	—	1,437,410
Other non-cash items, net	2,132	19,258

Effect of changes in operating working capital items:
(Increase) decrease in receivables	(323,878)	675,595
(Increase) decrease in inventories	1,010,845	(340,572)
Decrease in prepaid and other current assets	299,355	168,373
Decrease in payables, accrued liabilities and deferred credits	(439,413)	(1,130,440)
Net cash provided by (used in) operations	(3,257,089)	1,265,387

Investing activities:
Increase in certificates of deposit, restricted	(120,826)	(508,247)
Additions to property, plant and equipment:
Kingsville Dome	(109,524)	(3,362,839)
Rosita	(34,762)	(4,384,647)
Vasquez	(99,578)	(225,696)
Rosita South	3,003	(424,521)
Churchrock	(107,626)	(377,952)
Crownpoint	(2,991)	(102,473)
Other property	(35,491)	(1,035,908)
Net cash used in investing activities	(507,795)	(10,422,283)

Financing activities:
Issuance of common stock, net	—	13,086,612
Payments on borrowings	(122,478)	(211,960)
Net cash provided by (used in) financing activities	(122,478)	12,874,652
Net increase (decrease) in cash and cash equivalents	(3,887,362)	3,717,756
Cash and cash equivalents, beginning of period	12,041,592	9,284,270
Cash and cash equivalents, end of period	$8,154,230	$13,002,026

The accompanying notes to financial statements are an integral part of these consolidated statements.

URANIUM RESOURCES, INC.
PRODUCTION AND SALES SUMMARY
(Unaudited)

Production & Sales Summary	Q3 2009	Q2 2009	Q1 2009	Q4 2008	Q3 2008

Pounds U3O8 adjusted/produced	6,600*	20,300	31,600	41,200	62,700
Production cost per pound	N/A**	$ 36.71	$ 25.23	$ 32.69	$ 68.52

Pounds U3O8 adjusted/sold	29,800*	36,600	27,600	38,700	66,300
Direct cost of sales per pound	N/A**	$ 25.83	$ 39.88	$ 53.32	$ 54.69

Average selling price per pound	$ 47.21	$ 48.85	$ 51.51	$ 56.76	$ 60.71

* URI did not produce or ship any uranium during the third quarter of 2009. The above amounts represent positive inventory adjustments from the assaying of prior shipments.

**Costs incurred during the third quarter of 2009 are related to stand-by, care and maintenance activities and are not applicable to uranium sales and production on a per pound basis.

CONTACT:
Investors:
Kei Advisors LLC
Deborah K. Pawlowski/James M. Culligan
716-843-3908/ 716-843-3874
dpawlowski@keiadvisors.com/jculligan@keiadvisors.com
or
Media:
April Wade, 505-440-9441
awade@uraniumresources.com
or
Company:
Don Ewigleben, 972-219-3330
President & Chief Executive Officer